UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 23, 2003

PACIFIC NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	0-26632	91-1691216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 250

Seattle, Washington  98101

(Address of principal executive offices, including Zip Code)

(206) 624-9761

(Registrant’s telephone number, including area code)

Item 5.  Other Events

On January 23, 2003, Pacific Northwest Bancorp (NASDAQ: PNWB) announced record annual earnings of $28.8 million, or $1.80 per diluted share for the year ended December 31, 2002.  Earnings for the quarter ended December 31, 2002 were $5.3 million or $0.32 per diluted share. A copy of the press release announcing the results is attached hereto as Exhibit 99 and incorporated herein by this reference.

Item 7.  Exhibits

99            Press Release, dated January 23, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    January 23, 2003.

PACIFIC NORTHWEST BANCORP

By:	/s/ Bette J. Floray
Bette J. Floray
Executive Vice President and Chief Financial Officer